Exhibit 5

                          NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

          TELEPHONE: 617-439-2000            FACSIMILE: 617-973-9748

CAPE COD OFFICE                                              DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS

                                November 26, 1997

PhyMatrix Corp.
777 South Flagler Drive
West Palm Beach, FL  33401

Gentlemen/Ladies:

         Reference is made to the registration statement on Form S-8 (the "Registration Statement") which PhyMatrix Corp. (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Securities Act"), with respect to 108,916 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), issuable pursuant to the Company's Clinical Studies, Ltd. 1996 Equity Incentive Plan, as amended to date (the "Plan"), and an indeterminate number of shares of such Common Stock which may be issued or become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations executed hereafter.

         We have acted as legal counsel for the Company in connection with the amendment to the Plan, are familiar with the Company's Amended and Restated Certificate of Incorporation and By-Laws, both as amended to date, and have examined such other documents as we deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that:

         1. When issued and paid for in compliance with the terms of the Plan, the 108,916 shares of Common Stock referred to above will be duly and validly issued, fully paid and non-assessable; and

         2. The additional shares of Common Stock which may become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations hereafter executed, if and when issued in accordance with the terms of the Plan and upon compliance with the applicable provisions of law and of the Company's Restated Certificate of Incorporation and By-Laws, both as amended to date, will be duly and validly issued, fully paid and non-assessable.

        We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                              Very truly yours,

                                              /s/ Nutter, McClennen & Fish, LLP

                                              NUTTER, McCLENNEN & FISH, LLP


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